Financial & Other Metrics – Media & Consolidated

j2 Media

		2011 Q1	2011 Q2	2011 Q3	2011 Q4	2012 Q1	2012 Q2	2012 Q3	2012 Q4	2013 Q1	2013 Q2
Web Traffic [1]	|-(in Millions)-|										
Visits		45	49	57	72	80	80	82	104	377	558
Pageviews		153	164	191	243	238	285	264	344	1,249	1,897

j2 Consolidated

		2011 Q1	2011 Q2	2011 Q3	2011 Q4	2012 Q1	2012 Q2	2012 Q3	2012 Q4	2013 Q1	2013 Q2
Total GAAP Revenues	|-(in Thousands)-|	$73,384	$85,676	$86,026	$85,072	$86,652	$89,465	$93,245	$102,033	$113,617	$141,361
Adjustments [2]	|-(in Thousands)-|	$10,326	$0	$0	$0	$0	$0	$0	$0	-$44	-$1,348
Total Non GAAP Revenues	|-(in Thousands)-|	$83,710	$85,676	$86,026	$85,072	$86,652	$89,465	$93,245	$102,033	$113,573	$140,013
Cloud Revenues	|-(in Thousands)-|	$83,710	$85,676	$86,026	$85,072	$86,652	$89,465	$93,245	$92,322	$90,739	$108,768
Media Revenues	|-(in Thousands)-|	$0	$0	$0	$0	$0	$0	$0	$9,711	$22,834	$31,244
Total Non GAAP Revenues	|-(in Thousands)-|	$83,710	$85,676	$86,026	$85,072	$86,652	$89,465	$93,245	$102,033	$113,573	$140,013
Cash & Investment	(millions)	$126.7	$171.7	$193.8	$220.9	$193.3	$206.8	$469.8	$343.6	$310.1	$352.9
Free Cash Flow [3]	(millions)	$38.2	$42.0	$37.2	$40.1	$38.1	$45.6	$37.1	$45.2	$38.4	$66.2
Diluted EPS - GAAP		$ 0.66	$ 0.61	$ 0.54	$ 0.62	$ 0.60	$ 0.67	$ 0.69	$ 0.65	$ 0.49	$ 0.77
Diluted EPS - Non-GAAP [4]		$ 0.60	$ 0.65	$ 0.64	$ 0.64	$ 0.64	$ 0.70	$ 0.65	$ 0.70	$ 0.58	$ 0.83
EBITDA [5]	(millions)	$ 43.1	$ 45.7	$ 43.7	$ 45.1	$ 45.0	$ 47.5	$ 50.0	$ 51.7	$ 48.2	$ 66.4

(1) Web Traffic figures based on Omniture and Google Analytics
(2) In Q1 2011, the Company made a change in the estimate regarding its remaining service obligations to its annual eFax® subscribers. As a result of system upgrades, the Company is now basing the estimate on the actual service obligations to these customers. As a result of this change, the Company recorded a one-time, non-cash, increase to deferred revenues of $10.3M with an equal offset to revenues. Non-GAAP Revenues in Q1 & Q2 2013 excludes revenues associated with activities of IGN Entertainment, Inc. exited during Q1 or Q2 2013 as part of integration into Digital Media business
(3) See slide 23 for a definition of free cash flow and a reconciliation to Net Income
(4) See slide 24 for a definition of diluted Non-GAAP earnings per share (EPS) and a reconciliation to diluted GAAP EPS
(5) See slide 23 for a definition of EBITDA and reconciliation to Net Income

GAAP Reconciliation Free Cash Flow & EBITDA

($ in millions)

Free Cash Flow (1)

	Q1'11	Q2'11	Q3'11	Q4'11	Q1'12	Q2'12	Q3'12	Q4'12	Q1'13	Q2'13
Net cash provided by operating activities	$38.153	$42.398	$28.682	$41.515	$38.942	$46.382	$38.193	$46.394	$40.048	$68.973
Less: Purchases of property and equipment	($0.625)	($1.860)	($2.590)	($1.769)	($1.159)	($1.631)	($0.956)	($1.159)	($1.933)	($4.056)
Add: Excess tax (deficiency) benefit from share-based compensation	$0.679	$1.443	$11.124	$0.315	$0.286	$0.821	($0.091)	($0.055)	$0.280	$1.301
Free cash flows	$38.207	$41.981	$37.216	$40.061	$38.069	$45.572	$37.146	$45.180	$38.395	$66.218

EBITDA (2)

	Q1'11	Q2'11	Q3'11	Q4'11	Q1'12	Q2'12	Q3'12	Q4'12	Q1'13	Q2'13
Net income	$30.935	$28.514	$25.498	$29.819	$28.539	$31.188	$31.650	$30.286	$22.771	$35.967
Plus:										
Interest and other expense, net	$0.327	($0.299)	($0.290)	($0.904)	$0.719	($0.809)	$2.747	$4.583	$4.716	$4.817
Income tax expense (benefit)	($8.195)	$9.729	$11.236	$9.580	$8.352	$9.648	$7.880	$7.379	$5.500	$11.823
Depreciation and amortization	$5.107	$4.972	$4.817	$4.861	$4.906	$5.274	$5.351	$6.621	$8.794	$9.454
Share-based compensation	$2.253	$2.252	$2.356	$2.310	$2.363	$2.161	$2.417	$2.287	$2.348	$2.335
Acquisition and exit costs (3)	$2.304	$0.504	$0.112	($0.546)	$0.149	$0.000	$0.000	$0.585	$4.094	$1.983
Change in estimate of deferred revenue	$10.326	$0.000	$0.000	$0.000	$0.000	$0.000	$0.000	$0.000	$0.000	$0.000
EBITDA	$43.057	$45.672	$43.729	$45.120	$45.028	$47.462	$50.045	$51.741	$48.223	$66.379

(1) Free cash flow is net cash provided by operating activities, less purchases of property, plant and equipment, plus excess tax benefits (deficiency) from share based compensation. Free cash flow amounts are not meant as a substitute for GAAP, but are solely for informational purposes

(2) EBITDA is defined as net income plus interest and other expense, net; income tax expense (benefit); depreciation and amortization; share-based compensation expense and associated payroll taxes; certain acquisition and related exit costs; and a one-time, non-cash, increase to deferred revenues of $10.3M with an equal offset to revenues in Q1 2011. EBITDA amounts are not meant as a substitute for GAAP, but are solely for informational purposes

(3) Excludes depreciation and amortization associated with acquisition and exit costs